CERTIFICATE OF INCORPORATION
                                       OF
                         NEXGEN ACQUISITIONS VIII, INC.

                                    ARTICLE I
                                      Name

     The name of the Corporation is Nexgen VIII Acquisitions, Inc.

                                   ARTICLE II
                                    Duration

     The Corporation is to have perpetual existence.

                                   ARTICLE III
                           Registered Office and Agent

     The address of its registered office in the State of Delaware is the 15 Loockerman Street, in the City of Dover, County of Kent, State of Delaware. The name of its registered agent at such address is Agents for Delaware Corporations Inc.

                                   ARTICLE IV
                                    Purposes

     The purpose for which the Corporation is organized is to transact all lawful business for which corporations may be incorporated pursuant to the laws of the State of Delaware. The Corporation shall have all the powers of a corporation organized under the General Corporation Law of the State of Delaware.

                                    ARTICLE V
                                  Capital Stock

A. Number and Designation. The Corporation shall have authority to issue 55 million shares of capital stock, of which 50 million shall be shares of common stock, par value $0.001 per share ("Common Stock") and 5 million shall be shares of preferred stock, par value $0.001 per share ("Preferred Stock"). The shares may be issued by the Corporation from time to time as approved by the board of directors of the Corporation without the approval of the stockholders. Upon payment of consideration such shares shall be deemed to be fully paid and nonassessable. In the case of a stock dividend, the part of the surplus of the Corporation which is transferred to stated capital upon the issuance of shares as a stock dividend shall be deemed to be the consideration for their issuance.

     A description of the different classes and series of the Corporation's capital stock, and a statement of the relative powers, designations, preferences and rights of the shares of each class and series of capital stock, and the qualifications, limitations or restrictions thereof, are as follows:

B. Common Stock. The holders of Common Stock shall have the respective rights and preferences set forth in this Article V.

     (1) Rights and Privileges. Except as provided in this Certificate, the holders of the Common Stock shall exclusively possess all voting power.

     (2) Voting Rights. Except as otherwise required by law, the holders of Common Stock will be entitled to one vote per share on all matters to be voted on by the Corporation's shareholders.

C. Serial Preferred Stock. Except as provided in this Certificate, the board of directors of the Corporation is authorized, by resolution or resolutions from time to time adopted, to provide for the issuance of serial preferred stock in series and to fix and state the powers, designations, preferences and relative, participating, optional or other special rights of the shares of each such series, and the qualifications, limitation or restrictions.

                                   ARTICLE VI
                                Preemptive Rights

     No holder of any of the shares of any class or series of stock or of options, warrants or other rights to purchase shares of any class or series of stock or of other securities of the Corporation shall have any preemptive right to purchase or subscribe for any unissued stock of any class or series, or any unissued bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for stock or carrying any right to purchase stock which may be issued pursuant to resolution of the board of directors of the Corporation to such persons, firms, corporations or associations, whether or not holders thereof, and upon such terms as may be deemed advisable by the board of directors in the exercise of its sole discretion.

                                   ARTICLE VII
                              Repurchase of Shares

     The Corporation may from time to time, pursuant to authorization by the board of directors of the Corporation and without action by the stockholders, purchase or otherwise acquire shares of any class, bonds, debentures, notes, scrip, warrants, obligations, evidences or indebtedness, or other securities of the Corporation in such manner, upon such terms, and in such amounts as the board of directors shall determine; subject, however, to such limitations or restrictions, if any, as are contained in the express terms of any class of shares of the Corporation outstanding at the time of the purchase or acquisition in question or as are imposed by law.

                                  ARTICLE VIII
                 Meetings of Stockholders; No Cumulative Voting

A.   Action by Written Consent.

     No action that is required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting of stockholders, unless the action to be effected by written consent of stockholders and the taking of such action by such written consent have expressly been approved in advance by the board of directors of the Corporation.

B.   Special Meetings.

     Special meeting of the stockholders of the Corporation for any purpose or purposes may be called at any time by the board of directors of the Corporation, or by a committee of the board of directors which has been duly designated by the board of directors and whose powers and authorities, as provided in a resolution of the board of directors or in the bylaws of the Corporation, include the power and authority to call such meetings but such special meetings may not be called by another person or persons.

C.   No Cumulative Voting.

     There shall be no cumulative voting by stockholders of any class or series in the election of directors of the Corporation.

D.   Place of Meetings.

     Meetings of stockholders may be held at such place as the bylaws may provide.

                                   ARTICLE IX
                      Notice for Nominations and Proposals

Nominations for the election of directors and proposals for any new business to be taken up at any annual or special meeting of stockholders may be made by the board of directors of the Corporation or by any stockholder of the Corporation entitled to vote generally in the election of directors.

                                    ARTICLE X
                                    Directors

A.   Number.

     The number of directors of the Corporation shall be such number, not less than one nor more than nine (exclusive of directors, if any, to be elected by holders of preferred stock of the Corporation), as shall be provided from time to time in a resolution adopted by the board of directors, provided that no decrease in the number of directors shall have the effect of shortening the term of any incumbent director, and provided further that no action shall be taken to decrease or increase the number of directors from time to time unless at least two-thirds of the directors then in office shall concur in said action. Exclusive of directors, if any, elected by holders of preferred stock, vacancies in the board of directors of the Corporation, however caused, and newly created directorships shall be filled by a vote of two-thirds of the directors then in office, whether or not a quorum, and any director so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which the director has been chosen expires and when the director's successor is elected and qualified.

B.   Classified Board.

     The board of directors of the Corporation (other than directors which may be elected by the holders of preferred stock), shall be divided into three classes of directors which shall be designated Class I, Class II and Class III. The members of each class shall be elected for a term of three years and until their successors are elected and qualified. Such classes shall be as nearly equal in number as the then total number of directors constituting the entire board of directors shall permit, exclusive of directors, if any, elected by holders of preferred stock, with the terms of office of all members of one class expiring each year. Should the number of directors not be equally divisible by three, the excess director or directors shall be assigned to Classes I or II as follows: (1) if there shall be an excess of one directorship over the number equally divisible by three, such extra directorship shall be classified in Class I; and (2) if there be an excess of two directorships over a number equally divisible by three, one shall be classified in Class I and the other in Class
II. At the organizational meeting of the Corporation, directors of Class I shall be elected to hold office for a term expiring at the first annual meeting of stockholders, directors of Class II shall be elected to hold office for a term expiring at the second succeeding annual meeting of stockholders and directors of Class III shall be elected to hold office for a term expiring at the third succeeding annual meeting thereafter. Thereafter, at each succeeding annual meeting, directors of each class shall be elected for three year terms. Notwithstanding the foregoing, the director whose term shall expire at any annual meeting shall continue to serve until such time as his successor shall have been duly elected and shall have qualified unless his position on the board of directors shall have been abolished by action taken to reduce the size of the board of directors prior to said meeting. Should the number of directors of the Corporation be reduced, the directorship(s) eliminated shall be allocated among classes as appropriate so that the number of directors in each class is as specified in the position(s) to be abolished. Notwithstanding the foregoing, no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Should the number of directors of the Corporation be increased, other than directors which may be elected by the holders of preferred stock, the additional directorships shall be allocated among classes as appropriate so that the number of directors in each class is as specified in the immediately preceding paragraph.

C.   Directors Elected by Preferred Stockholders.

     Whenever the holders of any one or more series of preferred stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the board of directors shall include said directors so elected and not be in addition to the maximum number of directors fixed as provided in this Article X. Notwithstanding the foregoing, and except as otherwise may be required by law, whenever the holders of any one or more series of preferred stock of the Corporation elect one or more directors of the Corporation, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of stockholders.

                                   ARTICLE XI
                              Removal of Directors

     Notwithstanding any other provision of this Certificate or the bylaws of the Corporation, any director or all the directors of a single class (but not the entire board of directors) of the Corporation may be removed, at any time, but only for cause and only by the affirmative vote of the holders of at least 2/3 of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose. Notwithstanding the foregoing, whenever the holders of any one or more series of preferred stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the preceding provisions of this Article XI shall not apply with respect to the director or directors elected by holders of preferred stock. I think a greater than majority vote for the removal of a director is a good idea as it flies in the face of the shareholders' wills.

                                   ARTICLE XII
                    Approval of Certain Business Combinations

     The  stockholder  vote  required  to  approve  Business   Combinations  (as
hereinafter defined) shall be as set forth in this section.

A.   Required Affirmative Vote.

     (1) Except as otherwise expressly provided in this Article XIII, and in addition to any other vote required by law, the affirmative vote required by law, the affirmative vote of the holders of (i) at least 60% of the voting power of the outstanding shares entitled to vote thereon (and, if any class or series of shares is entitled to vote thereon separately the affirmative vote of the holders of at least 60% of the outstanding shares of each such class or series), and (ii) at least a majority of the outstanding shares entitled to vote thereon, not including shares deemed beneficially owned by a Related Person (as hereinafter defined), shall be required in order to authorize any of the following:

          (a) any merger or consolidation of the Corporation or a subsidiary of the Corporation with or into a Related person (as hereinafter defined);

          (b) any sale, lease, exchange, transfer or other disposition, including without limitation, a mortgage or pledge, of all or any Substantial Part (as hereinafter defined) of the assets of the Corporation (including without limitation any voting securities of a subsidiary) or of a subsidiary, to a Related Person;

          (c) any merger or consolidation of a Related Person with or into the Corporation or a subsidiary of the Corporation;

          (d) any sale, lease, exchange, transfer or other disposition of all or any Substantial Part of the assets of a Related Person to the Corporation or a subsidiary of the Corporation;

          (e) the issuance of any securities of the Corporation or a subsidiary of the Corporation to a Related Person.

B.       Exceptions.

     The provisions of paragraph A shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by any other provision of this Certificate, any provision of law, or any agreement with any regulatory agency or national securities exchange, if the Business Combination shall have been approved in advance by a two-thirds vote of the Continuing Directors (as hereinafter defined; provided, however, that such approval shall only be effective if obtained at a meeting at which a continuing Director Quorum (as hereinafter defined) is present.

                                  ARTICLE XIII
                                 Indemnification

     Any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (whether or not by or in the right of the corporation) by reason of the fact that he is or was a director, officer, incorporator, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, incorporator, employee, partner, trustee, or agent of another corporation, partnership, joint venture, trust, or other enterprise (including an employee benefit plan), shall be entitled to be indemnified by the corporation to the full extent then permitted by law against expenses (including counsel fees and disbursements), judgments, fines (including excise taxes assessed on a person with respect to an employee benefit plan), and amounts paid in settlement incurred by him in connection with such action, suit, or proceeding. Such right of indemnification shall inure whether or not the claim asserted is based on matters which antedate the adoption of this Article XV. Such right of indemnification shall continue as to a person who has ceased to be a director, officer, incorporator, employee, partner, trustee, or agent and shall inure to the benefit of the heirs and personal representatives of such a person. The indemnification provided by this
Article XV shall not be deemed exclusive of any other rights which may be provided now or in the future under any provision currently in effect or hereafter adopted of the bylaws, by any agreement, by vote of stockholders, by resolution of disinterested directors, by provisions of law, or otherwise.

                                  ARTICLE XIV
                       Limitations on Directors' Liability

     A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except: (A) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (B) for acts or omissions that are not in good faith or that involve intentional misconduct or a knowing violation of law, (C) under Section 174 of the General Corporation Law of the State of
Delaware, or (D) for any transaction from which the director derived any improper personal benefit. If the General Corporation law of the State of Delaware is amended after the date of filing of this Certificate to further eliminate or limit the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so
amended. Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                   ARTICLE XV
                              Amendment of Bylaws

     In furtherance and not in limitation of the powers conferred by statute, the board of directors of the Corporation is expressly authorized to adopt, repeal, alter, amend and rescind the bylaws of the Corporation by a vote of two-thirds of the board of directors. Notwithstanding any other provision of this Certificate or the bylaws of the Corporation, and in addition to any affirmative vote required by law (and notwithstanding the fact that some lesser percentage may be specified by law), the bylaws shall be adopted, repealed, altered, amended or rescinded by the stockholders of the Corporation only by the vote of the holders of not less than 2/3 of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose (provided that notice of such proposed adoption, repeal, alteration, amendment or rescission is included in the notice of such meeting), or, as set forth above, by the board of directors.

                                   ARTICLE XVI
                    Amendment of Certificate of Incorporation

     Subject to the provisions hereof, the Corporation reserves the right to repeal, alter, amend or rescind any provision contained in this Certificate in the manner now or hereafter prescribed by law, and all rights conferred on stockholders herein are granted subject to this reservation. Notwithstanding the foregoing at any time and from time to time, the provisions set forth in Articles VIII, IX, X, XI, XII, XIII, XIV, XV and this Article XVI may be repealed, altered, amended or rescinded in any respect only if the same is approved by the affirmative vote of the holders of not less than 2/3 of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors.

                                  ARTICLE XVII
                                  INCORPORATOR

         The name and address of the incorporator is:
         Karen R. Slacum
         P. O. B 841
         Dover, Delaware 19903-0841

     I, THE UNDERSIGNED, being the incorporator, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, do make and file this Certificate of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this 5th day of February, 2002.

                                            /s/Karen R. Slacum
                                            Karen R. Slacum,
                                            Incorporator